DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of October 14, 2024, between EA Series Trust, a Delaware statutory trust (the “Trust”), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”). Cambria Investment Management, L.P. (“Cambria”), the investment sub-adviser to the Funds, as defined below, is a party to this Agreement solely for the purposes of Section 6.

WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (“SEC”) and each fund issued by the Trust is a series of the Trust, having filed with the SEC a registration statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, ALPS is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, the Trust intends to create and redeem shares of beneficial interest (the “Shares”) of each fund listed on Appendix A hereto, as may be amended from time to time (each, a “Fund” and collectively, the “Funds”), on a continuous basis at their net asset value only in aggregations constituting a Creation Unit, as such term is defined in the registration statement;

WHEREAS, the Shares of each Fund will be listed on a national securities exchange (the “Listing Exchange”) and traded under the ticker symbols set forth in the Funds’ registration statement;

WHEREAS, the Funds desires to retain ALPS to act as the distributor with respect to the issuance and distribution of Creation Units of Shares of each Fund, hold itself available to receive and process orders for such Creation Units in the manner set forth in the Trust’s prospectus; and

WHEREAS, ALPS desires to provide the services described herein to the Funds.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows.
1.ALPS Appointment and Duties.
(a)The Trust hereby appoints ALPS as the exclusive distributor for Creation Unit aggregations of Shares of each Fund listed in Appendix A hereto, as may be amended from time to time, and to perform the duties that are set forth in Appendix B hereto as amended from time to time, upon the terms and conditions hereinafter set forth. ALPS hereby accepts such appointment and agrees to furnish such specified services. ALPS shall for all purposes be deemed to be an independent contractor and shall, except as otherwise expressly authorized in this Agreement, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

(b)ALPS may employ or associate itself with a person or persons or organizations as ALPS believes to be desirable in the performance of its duties hereunder; provided that,

in such event, the compensation of such person or persons or organizations shall be paid by and be the sole responsibility of ALPS, and the Trust shall bear no cost or obligation with respect thereto; and provided further that ALPS shall not be relieved of any of its obligations under this Agreement in such event and shall be responsible for all acts of any such person or persons or organizations taken in furtherance of this Agreement to the same extent it would be for its own acts.

2.ALPS Compensation; Expenses.

(a)ALPS shall not be entitled to compensation for services provided by ALPS under this Agreement. ALPS may receive compensation or reimbursement of expenses from the Trust’s investment adviser related and/or sub-adviser to its services hereunder or for additional services as may be agreed upon by ALPS and the Trust’s investment adviser and/or sub-adviser.

(b)ALPS will bear all expenses in connection with the performance of its services under this Agreement, except as otherwise provided herein. ALPS will not bear any of the costs of Trust personnel. Other Trust expenses incurred shall be borne by the Trust or the Trust’s investment adviser, including, but not limited to, initial organization and offering expenses; the blue sky registration and qualification of Shares for sale in the various states in which the officers of the Trust shall determine it advisable to qualify such Shares for sale (including registering the Trust as a broker or dealer or any officer of the Trust as agent or salesman in any state); litigation expenses; taxes; costs of preferred shares; expenses of conducting repurchase offers for the purpose of repurchasing Trust shares; administration, transfer agency, and custodial expenses; interest; Trust directors’ or trustees’ fees; brokerage fees and commissions; state and federal registration fees; advisory fees; insurance premiums; fidelity bond premiums; Trust and investment advisory related legal expenses; costs of maintenance of Trust existence; printing and delivery of materials in connection with meetings of the Trust’s directors or trustees; printing and mailing of shareholder reports, prospectuses, statements of additional information, other offering documents and supplements, proxy materials, and other communications to shareholders; securities pricing data and expenses in connection with electronic filings with the SEC.

3.Documents. The Trust has furnished or will furnish, upon request, ALPS with copies of the Trust’s Declaration of Trust, advisory agreement, custodian agreement, transfer agency agreement, administration agreement, current prospectus, statement of additional information, periodic Fund reports, and all forms relating to any plan, program or service offered by the Trust. The Trust shall furnish, within a reasonable time period, to ALPS a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, the Trust shall furnish promptly to ALPS any additional documents necessary or advisable to perform its functions hereunder. As used in this Agreement the terms “registration statement,” “prospectus” and “statement of additional information” shall mean any registration statement, prospectus and statement of additional information filed by the Trust with the SEC and any amendments and supplements thereto that are filed with the SEC.

4.Insurance. ALPS will maintain at its expense an errors and omissions insurance policy adequate to cover its distribution activities hereunder relating to the Trust.

5.Right to Receive Advice.

(a)Advice of the Trust and Service Providers. If ALPS is in doubt as to any action it should or should not take, ALPS may request directions, advice, or instructions from the Trust or, as applicable, the Trust’s investment adviser, custodian, or other service providers.

(b)Advice of Counsel. If ALPS is in doubt as to any question of law pertaining to any action it should or should not take, ALPS may, at its own expense, request advice from counsel of its own choosing (who may be counsel for the Trust, the Trust’s investment adviser, or ALPS, at the option of ALPS).

(c)Conflicting Advice. In the event of a conflict between directions, advice or instructions ALPS receives from the Trust or any service provider and the advice ALPS receives from counsel, ALPS may in its sole discretion rely upon and follow the advice of counsel. ALPS will provide the Trust with prior written notice of its intent to follow advice of counsel that is materially inconsistent with directions, advice or instructions from the Trust. Upon request, ALPS will provide the Trust with a copy of such advice of counsel.
6.Standard of Care; Limitation of Liability; Indemnification.

(a)ALPS shall be obligated to act in good faith and to exercise commercially reasonable care and diligence in the performance of its duties under this Agreement.

(b)Notwithstanding anything in this Agreement to the contrary ALPS and each of its affiliates, members, shareholders, directors, officers, partners, employees, agents, successors or assigns (“ALPS Associates”) shall not be liable to the Trust for any action or inaction of any ALPS Associate except to the extent of direct Losses1 finally determined by a court of competent jurisdiction to have resulted solely from the willful misfeasance, gross negligence, or by reason of reckless disregard of ALPS in the performance of ALPS’ duties, obligations, representations, warranties or indemnities under this Agreement or an Authorized Participant Agreement. Under no circumstances shall ALPS Associates be liable for Losses that are indirect, special, incidental, consequential, punitive, exemplary or enhanced or that represent lost profits, opportunity costs or diminution of value.

(c)The applicable Fund shall indemnify, defend and hold harmless ALPS Associates from and against Losses (including legal fees and costs to enforce this provision) that ALPS Associates suffer, incur, or pay as a result of any third-party claim or claim among the
1 As used in this Agreement, the term “Losses” means any and all compensatory, direct, indirect, special, incidental, consequential, punitive, exemplary, enhanced or other damages, settlement payments, attorneys’ fees, costs, damages, charges, expenses, interest, applicable taxes or other losses of any kind.

parties arising out of the subject matter of or otherwise in any way related to this Agreement or an Authorized Participant Agreement (“Claims”), including but not limited to:

(i)all actions taken by ALPS or ALPS Associates that are necessary to provide the services under this Agreement and/or an Authorized Participant Agreement, or in reliance upon any instructions, information, or requests, whether oral, written or electronic, received from the Trust or its officers; or

(ii)any Claims that the registration statement, prospectus, statement of additional information, shareholder report, sales literature and advertisements approved for use by the Trust and/or the Trust’s investment adviser or other information filed or made public by the Trust (as from time to time amended) include an untrue statement of a material fact or omission of a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the prospectus and statement of additional information, in light of the circumstances under which they were made) not misleading under the 1933 Act, the 1940 Act, or any other statute, regulation, self-regulatory organization rule or applicable common law.

(d)Any expenses (including legal fees and costs) incurred by ALPS Associates in defending or responding to any Claims (or in enforcing this provision) shall be paid by the Trust on a quarterly basis prior to the final disposition of such matter upon receipt by the Trust of an undertaking by ALPS to repay such amount if it shall be determined that an ALPS Associate is not entitled to be indemnified. Notwithstanding the foregoing, nothing contained in this paragraph or elsewhere in this Agreement shall constitute a waiver by the Trust of any of its legal rights available under U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

(e)Cambria agrees to reimburse the Trust and the applicable Fund for any Losses incurred by the Trust or a Fund that are not otherwise indemnified by ALPS under this Agreement (i) as a result of negligence on the part of ALPS or any ALPS Associate (ii) with respect to Claims related to actions taken by ALPS or ALPS Associates that are necessary to provide the services under this Agreement and/or an Authorized Participant Agreement and (iii) with respect to Claims related to information provided by Cambria in the Fund’s registration statement or other documents described in Section 6(c)(ii), above.

7.Activities of ALPS. The services of ALPS under this Agreement are not to be deemed exclusive, and ALPS shall be free to render similar services to others. The Trust recognizes that from time to time directors, officers and employees of ALPS may serve as directors, officers and employees of other corporations or businesses (including other investment companies) and that such other corporations and businesses may include ALPS as part of their name and that ALPS or its affiliates may enter into distribution agreements or other agreements with such other corporations and businesses.

8.Accounts and Records. The accounts and records maintained by ALPS shall be the property of the Trust. ALPS shall prepare, maintain and preserve such accounts and records as required by the 1940 Act and other applicable securities laws, rules and regulations. ALPS shall surrender such accounts and records to the Trust, in the form in which such accounts and records have been maintained or preserved, promptly upon receipt of instructions from the Trust. The Trust shall have access to such accounts and records at all times during ALPS’ normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by ALPS to the Trust at the Trust’s expense. ALPS shall assist the Trust, the Trust’s independent auditors, or, upon approval of the Trust, any regulatory body, in any requested review of the Trust’s accounts and records, and reports by ALPS or its independent accountants concerning its accounting system and internal auditing controls will be open to such entities for audit or inspection upon reasonable request. ALPS or its undersigned as defined by Rule 17a-4 of the 1934 Act shall have access to all electronic communications, including password access to the system storing the electronic communications, of registered representatives of ALPS that are associated with the Trust and are required to be maintained under Rule 17a-4 of the Exchange Act and FINRA Rules 3110 and 3010. Electronic storage media maintained by the Trust will comply with Rule 17a-4 of the 1934 Act.

9.Confidential and Proprietary Information. ALPS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all records and information relative to the Trust and its current and former shareholders and other information germane thereto, as confidential and as proprietary information of the Trust and not to use, sell, transfer, or divulge such information or records to any person for any purpose other than performance of its duties hereunder, except after prior notification to and approval in writing from the Trust, which approval shall not be unreasonably withheld. Approval may not be withheld where ALPS may be exposed to civil, regulatory, or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when requested by the Trust. When requested to divulge such information by duly constituted authorities, ALPS shall use reasonable commercial efforts to request confidential treatment of such information. ALPS shall have in place and maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of records and information relating to the Trust and its current and former shareholders.

10.Compliance with Rules and Regulations. ALPS shall comply (and to the extent ALPS takes or is required to take action on behalf of the Trust hereunder shall cause the Trust to comply) with all applicable requirements of the 1940 Act and other applicable laws, rules, regulations, orders and code of ethics, as well as all investment restrictions, policies and procedures adopted by the Trust of which ALPS has knowledge (it being understood that ALPS is deemed to have knowledge of all investment restrictions, policies or procedures set out in the Trust’s public filings or otherwise provided to ALPS). Except as set out in this Agreement, ALPS assumes no responsibility for such compliance by the Trust. ALPS shall maintain at all times a program reasonably designed to prevent violations of the federal securities laws (as defined in Rule 38a-1 under the 1940 Act) with respect to the services provided, and shall provide to the Trust a certification to such effect no less than annually or as otherwise reasonably requested by the Trust. ALPS shall make available its compliance personnel and shall provide at its own expense summaries and other relevant materials relating to such program as reasonably requested by the Trust.

11.Representations and Warranties of ALPS. ALPS represents and warrants to the Trust that:

(a)It is duly organized and existing as a corporation and in good standing under the laws of the State of Colorado.

(b)It is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement.

(c)All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(d)It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement in accordance with industry standards.

(e)ALPS has conducted a review of its supervisory controls system and has made available to the Trust the most current summary report of such review and any updates thereto. Every time ALPS conducts a review of its supervisory control system it will make available to the Trust for inspection a summary report of such review and any updates thereto. ALPS shall immediately notify the Trust of any changes in how it conducts its business that would materially change the results of its most recent review of its supervisory controls system and any other changes to ALPS’ business that would affect the business of the Trust or the Trust’s investment adviser.
12.Representations and Warranties of the Trust. The Trust represents and warrants to ALPS that:

(a)It is a statutory trust duly organized and existing and in good standing under the laws of the state of Delaware and is registered with the SEC as an open-end management investment company.

(b)It is empowered under applicable laws and by its Declaration of Trust and By-laws to enter into and perform this Agreement.

(c)The Board of Trustees of the Trust has duly authorized it to enter into and perform this Agreement.
(d)Notwithstanding anything in this Agreement to the contrary, the Trust agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of ALPS hereunder without the prior written approval or ALPS, which approval shall not be unreasonably withheld or delayed.

(e)The registration statement and each Fund’s prospectus and statement of additional information: (i) have been prepared, and all sales literature and advertisements approved by the Trust and/or the Trust’s investment adviser or other materials prepared by or on behalf of the Trust for ALPS’ use (“Sales Materials”) shall be prepared, in all material respects, in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC (the “Rules and Regulations”) and (ii) contain, and all Sales Materials shall contain, all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations.

(f)All statements of fact contained therein, or to be contained in all Sales Materials, are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and none of the registration statement, any Fund’s prospectus or statement of additional information, nor any Sales Materials shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of each Fund’s prospectus or statement of additional information in light of the circumstances in which made, not misleading. The Trust shall, from time to time, file such amendment or amendments to the registration statement and each Fund’s prospectus statement of additional information as, in the light of future developments, shall, in the opinion of the Trust’s counsel, be necessary in order to have the registration statement and each Fund’s prospectus or statement of additional information at all times contain all material facts required to be stated therein or necessary to make the statements therein, in the case of each Fund’s prospectus or statement of additional information in light of the circumstances in which made, not misleading. The Trust shall not file any amendment to the registration statement or a Fund’s prospectus or statement of additional information without providing ALPS reasonable notice thereof in advance, provided that nothing in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to the registration statement or a Fund’s prospectus or statement of additional information as the Trust may deem advisable. Notwithstanding the foregoing, the Trust shall not be deemed to make any representation or warranty as to any information or statement provided by ALPS for inclusion in the registration statement or any Fund’s prospectus or statement of additional information.

13.Duties of the Trust.

(a)ALPS and the Trust shall regularly consult with each other regarding ALPS’ performance of its obligations under this Agreement. In connection therewith, the Trust shall submit to ALPS at a reasonable time in advance of filing with the SEC reasonably final copies of any amended or supplemented registration statement (including exhibits) under the 1933 Act and the 1940 Act; provided, however, that nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

(b)The Trust agrees to issue Creation Unit aggregations of Shares of the Funds and to request The Depository Trust Company to record on its books the ownership of such

Shares in accordance with the book-entry system procedures described in the prospectus in such amounts as ALPS has requested through the transfer agent in writing or other means of data transmission, as promptly as practicable after receipt by the Trust of the requisite deposit securities and cash component (together with any fees) and acceptance of such order, upon the terms described in the registration statement. The Trust may reject any order for Creation Units or stop all receipts of such orders at any time upon reasonable notice to ALPS, in accordance with the provisions of the prospectus.

(c)The Trust agrees that it will take all action necessary to register an indefinite number of Shares under the 1933 Act. The Trust shall make available to ALPS, at ALPS’ expense, such number of copies of its prospectus, statement of additional information, and periodic reports as ALPS may reasonably request. The Trust will furnish to ALPS copies of all information, financial statements and other papers, which ALPS may reasonably request for use in connection with the distribution of Creation Units.

(d)The Trust agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as ALPS may designate. The Trust will keep ALPS informed of the jurisdictions in which Creation Units of the Funds are authorized for sale and shall promptly notify ALPS of any change in this information.

14.Anti-Money Laundering. ALPS agrees to maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and all applicable laws and regulations promulgated thereunder. ALPS confirms that, as soon as possible, following the request from the Trust, ALPS will supply the Trust with copies of ALPS’ anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Trust may reasonably request from time to time.

15.Liaison with Accountants. ALPS shall act as a liaison with the Trust’s independent public accountants and shall provide account analysis, fiscal year summaries, and other audit- related schedules with respect to the services provided to the Trust. ALPS shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants as reasonably requested or required by the Trust.

16.Business Interruption Plan. ALPS shall maintain in effect a business interruption plan, and enter into any agreements necessary with appropriate parties making reasonable provisions for emergency use of electronic data processing equipment customary in the industry. In the event of equipment failures, ALPS shall, at no additional expense to the Trust, take commercially reasonable steps to minimize service interruptions.
17.Duration and Termination of this Agreement.

(a)Initial Term. This Agreement shall become effective as of the date first written above (“Effective Date”) and shall continue thereafter throughout the period that ends two (2) years after the Effective Date (the “Initial Term”). For each Fund added to Appendix A after the Effective Date, this Agreement shall become effective as to such Fund as of the applicable date set forth in the amended Appendix A and shall continue thereafter throughout the period that ends two (2) years after such date.
(b)Renewal Term. If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive annual periods, provided such continuance is specifically approved at least annually (i) by the Trust’s Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities of the relevant Fund, provided that in either event the continuance is also approved by the majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. If a plan under Rule 12b-1 of the 1940 Act is in effect, continuance of the plan and this Agreement must be approved at least annually by a majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on such approval.

(c)This Agreement is terminable without penalty on sixty (60) days’ written notice by the Trust’s Board of Trustees, by vote of the holders of a majority of the outstanding voting securities of the relevant Fund, or by ALPS.

(d)Deliveries Upon Termination. Upon termination of this Agreement, ALPS agrees to cooperate in the orderly transfer of distribution duties and shall deliver to the Trust or as otherwise directed by the Trust (at the expense of the Trust) all records and other documents made or accumulated in the performance of its duties for the Trust hereunder.

18.Assignment. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act). This Agreement shall not be assignable by either party without the prior written consent of the other party.

19.Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York and the 1940 Act and the rules thereunder. To the extent that the laws of the State of New York conflict with the 1940 Act or such rules, the latter shall control.

20.Names. The obligations of the Trust entered into in the name or on behalf thereof by any director, trustee, shareholder, representative, or agent thereof are made not individually, but in such capacities, and are not binding upon any of the directors, trustees, shareholders, representatives or agents of the Trust personally, but bind only the property of the Funds, and all persons dealing with the Trust must look solely to the property of the Funds, not the Trust in general, for the enforcement of any claims against the Funds, including indemnification.

21.Amendments to this Agreement. This Agreement may only be amended by the parties in writing.

22.Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by facsimile or e-mail (with confirmed receipt), and shall be given to the following addresses (or such other addresses as to which notice is given):

To ALPS:

ALPS Distributors, Inc. 1290 Broadway, Suite 1000
Denver, Colorado 80203 Attn: Stephen Kyllo
E-Mail: steve.kyllo@sscinc.com

To the Trust:

EA Series Trust
19 East Eagle Road Havertown, PA 19083 Attn: Alyssa Bernard, General Counsel
E-Mail: alyssa@etfarchitect.com

23.Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

24.Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided, however, that ALPS may embody in one or more separate documents its agreement, if any, with respect to delegated duties and oral instructions.

25.Background Check. ALPS may itself and through its agent conduct a background check on each Fund, and any of its directors, officers, employees, principals, contractors and affiliates. Trust and Trust’s investment adviser will cooperate with ALPS in providing and/or obtaining information necessary to conduct the background check. ALPS may terminate this Agreement within 30 days of receipt of the results of the background check.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EA Series Trust

By: /s/ Michael Barolsky
Name: Michael Barolsky
Title: President

ALPS DISTRIBUTORS, INC.

By: /s/ Stephen Kyllo
Name: Stephen Kyllo
Title: SVP & Director

Cambria Investment Management, L.P. (for purposes of Section 6)

By: /s/ Mebane Faber
Name: Mebane Faber
Title: CEO

APPENDIX A LIST OF FUNDS2

Cambria Endowment Style ETF
Cambria Global Shareholder Yield ETF
Cambria Tax Aware ETF

2 This Appendix A may be amended from time to time upon execution of an amended Appendix A signed by the Parties hereto.

APPENDIX B SERVICES

Distribution Services
•Act as legal underwriter/distributor
•Maintain & supervise FINRA registrations for licensed individuals
oCoordinate Continuing Education requirements
oAdminister & maintain required filings/licenses with FINRA
•Provide investment company advertising and sales literature review, approval and record maintenance of online submission, review/approval, & real-time status updates through SS&C Advertising Review Portal
oFile required materials with FINRA
oProvide advertising regulatory and disclosure guidance
oConsult and support client’s distribution model & strategy Distribution ETF Operations & Authorized Participant (“AP”) Agreement Process
•ALPS acts as the distributor with respect to the issuance, redemption, and distribution of creation units
•Monitor creation and/or redemption orders in accordance with the terms of the prospectus, the AP agreement and ALPS’ policies and procedures to ensure orders are received in good form
•Troubleshoot order processing issues in real-time in coordination with fund personnel and respective parties, including the Transfer Agent and AP
•Assist in the processing, issuance, and acceptance of manual orders for creation and redemption units dependent on the platform and trust
•Coordinate with all parties including the transfer agent, custodian, trust, sponsor, ETF administrator and AP, in order to establish the unit order taking protocol and guidelines associated with AP agreements, as well as any additions or deletions to the ETFs listed under the trust and/or changes to the order-window cut-off times
•Prospectus fulfilment electronically to established APs under the trust for series of the Trust ALPS serves as Distributor
•Collaborate with capital markets team on any notices regarding changes to fees, order window cut-off time changes, holidays and/or halts in orders acceptance
•Creation/redemption order activity reporting quarterly as part of the distributor’s scorecard
•Negotiate and coordinate the execution of AP agreements in conjunction with sponsor’s capital markets personnel to establish necessary AP agreement
•Maintain virtual library of all AP agreements and supporting documents which can be accessed via SS&C client portal under distributor/selling agreements, which provides e-mail notifications when AP agreements are completed
•Prior to SEC submission, complementary review of new 485APOS and SAI filings for new funds listed under the Trust as it relates to the distributor and creation/redemption order procedures for series of the Trust ALPS serves as Distributor
AP Due Diligence and Oversight Services
•Review each authorized participant in accordance with SS&C AP Oversight Program

•Deliver quarterly reporting detailing due diligence activity associated with your network, including risk ratings.
***
(a)The Funds grant to ALPS the exclusive right to receive all orders for purchases of Creation Units of each Fund from Authorized Participants (“APs”) which have entered into an AP Agreement with ALPS, and accepted by the Transfer Agent, in accordance with the registration statement and to transmit such orders to the Trust in accordance with the registration statement; provided, however, that nothing herein shall affect or limit the right and ability of the Trust to accept deposit securities and related cash components through or outside the clearing process, and as provided in and in accordance with the registration statement. The Trust acknowledges that ALPS shall not be obligated to accept any certain number of orders for Creation Units.

(b)ALPS agrees to: (i) act as agent of the Trust with respect to the continuous distribution of Creation Units of the Funds as set forth in the registration statement and in accordance with the provisions thereof; (ii) generate and transmit confirmations of Creation Unit purchase order acceptances to the purchaser; (iii) deliver copies of the prospectus to purchasers of such Creation Units and upon request the statement of additional information; and (iv) maintain telephonic, facsimile and/or access to direct computer communications links with the transfer agent. In addition, upon the direction of the Trust ALPS shall enter into AP Agreements among APs, ALPS, and the transfer agent in accordance with the registration statement.

(c)(i) ALPS agrees to use all reasonable efforts, consistent with its other business, to facilitate the purchase of Creation Units through Authorized Participants in accordance with the procedures set forth in the prospectus and the AP Agreements.

(ii) ALPS shall, at its own expense, execute selected or soliciting dealer agreements with registered broker-dealers and other eligible entities providing for the purchase of Creation Units of Shares of the Trust and related promotional activities, in the forms as approved by the Board of Directors or Trustees of the Trust. The Trust shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to the Trust (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar material), except such information and materials that have been approved in writing by ALPS. Furthermore, ALPS shall clear and file all advertising, sales, marketing and promotional materials of the Trust with FINRA.

(d)ALPS agrees to administer the Funds’ distribution plan on behalf of the Funds. ALPS shall, at its own expense, set up and maintain a system of recording and payments for fees and reimbursement of expenses disseminated pursuant to this Agreement and any other related agreements under the Funds’ Rule 12b-1 Plans and shall, pursuant to the 1940 Act, report such payment activity under the Distribution Plan to the Trust at least quarterly.

(e)All activities by ALPS and its agents and employees which are primarily intended to result in the sale of Creation Units shall comply with the registration statement, the instructions of the Board of Directors or Trustees of the Trust and all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or any securities association registered under the 1934 Act, including FINRA and the Listing Exchange.

(f)Except as otherwise noted in the registration statement, the offering price for all Creation Units of Shares will be the aggregate net asset value of the Shares per Creation Unit of the portfolio, as determined in the manner described in the registration statement.

(g)If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Creation Units will be processed by ALPS except such unconditional orders as may have been placed with ALPS before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and ALPS’ authority to process orders for Creation Units on behalf of the Trust, upon due notice to ALPS, if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.

(j)ALPS agrees to make available, at the Trust’s request, one or more members of its staff to attend Board meetings of the Trust in order to provide information with regard to the ongoing distribution process and for such other purposes as may be requested by the Board of Directors or Trustees of the Trust.

(k)ALPS will review all sales and marketing materials for compliance with applicable laws and conditions of any applicable exemptive order, and file such materials with FINRA when necessary or appropriate. All such sales and marketing materials must be approved, in writing, by ALPS prior to use.